                                     BYLAWS

                                       OF

                          WEST COAST AMPHITHEATER CORP.

                            A CALIFORNIA CORPORATION


                                    ARTICLE I
                                     OFFICES

         SECTION 1.        PRINCIPAL OFFICE.

         The principal office for the transaction of business of the Corporation is hereby fixed and located at 17815 Ventura Boulevard, Suite 300 Encino, California. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors may from time to time designate.

         SECTION 2.        OTHER OFFICES.

         Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                              DIRECTORS-MANAGEMENT

         SECTION 1.        RESPONSIBILITY OF BOARD OF DIRECTORS.

         Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Shareholders, as that term is defined in
Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in Section 152 of the Code, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.


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         SECTION 2.        STANDARD OF CARE.

         Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as any ordinary prudent person in a like position would use under similar circumstances. (Sec. 309)

         SECTION 3.        EXCEPTION FOR CLOSE CORPORATION.

         Notwithstanding the provisions of Section 1, in the event that this Corporation shall elect to become a close corporation as defined in Sec. 158, its Shareholders may enter into a Shareholders' Agreement as defined in See.
186. Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this Corporation by the Shareholders; provided, however, that such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon directors as provided in Sec. 300(d); and the Directors shall be relieved to that extent from such liability.

         SECTION 4.        NUMBER AND QUALIFICATION OF DIRECTORS.

         The authorized number of directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Sec. 212.

         SECTION 5.        ELECTION AND TERM OF OFFICE OF DIRECTORS.

         Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each Director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         SECTION 6.        VACANCIES.

         Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.


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         A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of directors to be voted for at that meeting.

         The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

         Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         No reduction of the authorized number of directors shall have the effect of removing any Director before that Director's term of office expires.

         SECTION 7.        REMOVAL OF DIRECTORS.

         The entire Board of Directors or any individual director may be removed from office as provided by Secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

         SECTION 8.        NOTICE, PLACE AND MANNER OF MEETINGS.

         Meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) Directors and shall be held at the principal executive office of the Corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board, or any committee thereof, shall be maintained as required by Sec. 1500 of tile Code by the Secretary or other Officer designed for that purpose.

         SECTION 9.        ANNUAL MEETINGS.

         The annual meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.



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         SECTION 10.       OTHER REGULAR MEETINGS.

         Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

                           Time of Regular Meeting:  NONE
                           Date of Regular Meeting:  NONE

         If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

         SECTION 11.       SPECIAL MEETINGS.

         (a) Authority to Call. Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President, the Secretary, or any two (2) Directors, or by one
(1) Director if only one is provided.

         (b)      Notice.

                  (i) Manner of Giving Notice. Notice of the time and place of special meetings shall be given or sent to each Director (to the address and/or telephone number as shown on the records of the Corporation) by one of the following methods:

                           [A]      By personal delivery of written notice;
                           [B]      By first-class mail, postage pre-paid;
                           [C]      By telephone, either directly to the
                                    Director or to a person at the Director's
                                    office who would reasonably be expected to
                                    communicate that notice promptly to the
                                    Director; or
                           [D]      by telegram, charges prepaid.

                  (ii) Time Requirements. Notices sent by first-class mail shall be deposited in the United States mails at least four (4) days before the time set for the meeting. Notices given by personal delivery, telephone or telegraph shall be delivered, telephoned or given to the telegraph company at least forty-eight (48) hours before the time set for the meeting.

                  (iii) Notice Contents. The notice shall state the time of the meeting, as well as the place of the meeting, if the place is other than the principal office of the Corporation. It need not specify the purpose of the meeting.

                  (iv) Waiver of Notice. The transactions of a meeting of the Board are as valid as if had at a meeting regularly called and noticed when (1) all of the Directors are present at any Directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, (2) a majority of the Directors are present, and those not present sign a waiver


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of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the Corporation, or (3) a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice.

         SECTION 12.       SOLE DIRECTOR PROVIDED BY ARTICLE OF
INCORPORATION OR BYLAWS.

         In the event only one (1) Director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

         SECTION 13.       DIRECTORS' ACTION BY UNANIMOUS WRITTEN CONSENT.

         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

         SECTION 14.       QUORUM.

         A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporation act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

         SECTION 15.       ADJOURNMENT.

         A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting if adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.



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         SECTION 16.       COMPENSATION OF DIRECTORS.

         Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 17.       COMMITTEES.

         Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by See. 311.

         SECTION 18.       ADVISORY DIRECTORS.

         The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

         SECTION 19.       RESIGNATIONS.

         Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1.        OFFICERS.

         The Officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.


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         SECTION 2.        ELECTION.

         Except as to such Officers as may be appointed in accordance with the provisions of Sections 4 or 5 of this Article, the Officers of the Corporation shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or replaced with an elected and qualified successor.

         SECTION 3.        SUBORDINATE OFFICERS.

         The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

         SECTION 4.        REMOVAL AND RESIGNATION OF OFFICERS.

         Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

         Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

         SECTION 5.        VACANCIES.

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

         SECTION 6.        RESPONSIBILITIES OF OFFICERS.

         (a) Chairman of the Board. The Chairman of the Board, if such an Officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation, having the powers and duties prescribed in
Section 6(b) of this Article III.



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         (b) President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation. He or she shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         (c) Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or by the Bylaws.

         (d)      Secretary

                  (i) Book of Minutes and Share Register. The Secretary shall keep, or cause to be kept:

                           [A] At the principal office, or such other place as
the Board of Directors may order, a book of minutes of all meetings and actions of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof,

                           [B] At the principal office in the State of
California, a copy of the Articles of Incorporation and Bylaws, as amended to date. If the corporation is one having members, the Secretary shall also maintain a complete and accurate record of the membership of the corporation, as well as a record of the proceedings of all meetings of the membership; and

                           [C] At the principal office or at the office of the
Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

                  (ii) Notices, Seal and other Duties. The Secretary shall give, or issue cause to be given, a notice of all the meetings of the Shareholders and of the Board of Directors required



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by the Bylaws or by law to be given. He or she shall keep the seal of the
Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

         (e)      Chief Financial Officer.  The Chief Financial Officer shall:

                  (i) Keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

                  (ii) Deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever requested, an account of all his or her transactions and of the financial condition of the Corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Director or the Bylaws.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

         SECTION 1.        PLACE OF MEETINGS.

         All meetings of the Shareholders shall be held at the principal executive office of the Corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

         SECTION 2.        ANNUAL MEETINGS.

         The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

                           Time of Meeting:  10:00 a.m.
                           Date of Meeting:  October 1

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholder shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting.



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         SECTION 3.        SPECIAL MEETINGS.

         Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the Corporation. Except as next provided, notice shall be given as for the annual meeting.

         Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given to the Shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35), nor more than sixty (60), days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Sec. 305(c).

         SECTION 4.        NOTICE OF MEETING - REPORTS.

         Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

         Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sec. 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

         Notice of any meeting of Shareholders shall specify the place, the day and the hour of those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

         If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the Corporation in California is situated, or published at least once in some newspaper of general circulation in the county of said principal office.

         Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.



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         When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

         SECTION 5.        WAIVER OF NOTICE OR CONSENT BY ABSENT
SHAREHOLDERS.

         The transaction of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Sec.
601(e).

         SECTION 6.        ACTIONS WITHOUT A MEETING - DIRECTORS.

         Any action which may be taken at a meeting of the Shareholders, may be taken without notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation, provided, further, that while ordinary directors can only be elected by unanimous written consent under Sec. 601(d), if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of person holding a majority of shares entitled to vote for the election of Directors.

         SECTION 7.        OTHER ACTIONS WITHOUT A MEETING.

         Unless otherwise provided in the California Corporations Code or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Unless the consents of all Shareholders entitled to vote have been solicited in writing:

                  (1) Notice of any Shareholder approval pursuant to Secs. 310, 317, 1201 or 2007 without a meeting by less tan unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and



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                  (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

         Any Shareholders giving written consent, or the Shareholder's proxy holders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

         SECTION 8.        QUORUM.

         The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting share shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

         If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

         SECTION 9.        VOTING.

         Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

         Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.



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         The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

         The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the Corporation against transfers of shares during the whole or any part of such period.

         SECTION 10.       PROXIES.

         Every Shareholder entitled to vote or execute consents may do so, either in person or by written proxy, executed in accordance with the provisions of Ses. 604 and 705 of the Code and filed with the Secretary of the Corporation.

         SECTION 11.       ORGANIZATION.

         The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

         SECTION 12.       INSPECTORS OF ELECTION.

         In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fall to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholders or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

         SECTION 13.       SHAREHOLDERS' AGRE EMENTS

         (a) In General. Notwithstanding the above provisions, in the event this Corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

         (a) Effect of Shareholders' Agreements. Any Shareholders' Agreement authorized by Sec. 300(b), shall only be effective to modify the terms of these Bylaws if this Corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202 and shall terminate when this Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distributions), 111 (merger), 1201(e) (reorganization) or Chapters 15 (records and reports), 16 (rights of inspection), 18 (involuntary dissolution) or 22 (crimes and penalties). Any other provisions of the Codes or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES


         SECTION 1.        CERTIFICATES FOR SHARES.

         Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

         All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholders.

         Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or register who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

         SECTION 2.        TRANSFER ON THE BOOKS.

         Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 3.        LOST OR DESTROYED CERTIFICATES.

         Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

         SECTION 4.        TRANSFER AGENTS AND REGISTRARS.

         The Board of Directors may appoint one or more agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

         SECTION 5.        CLOSING STOCK TRANSFER BOOKS - RECORD DATE.

         In order that the Corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix in advance a record date which shall not be more than sixty (60) nor less than ten
(10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

         If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

         The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         SECTION 6.        LEGEND CONDITION.

         In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition thereon, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or new permit be first issued so authorizing such a deletion.

         SECTION 7.        CLOSE CORPORATION CERTIFICATES.

         All certificates representing shares of this Corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Sec. 418(c).

         SECTION 8.        PLEDGED OR HYPOTHECATED SHARES.

         Any Shareholders desiring to borrow money on or hypothecate any or all of the shares of stock held by such Shareholder shall first mail notice in writing to the Secretary of this Corporation of his or her intention to do so. Said notice shall specify the number of shares to be pledged or hypothecated, the amount to be borrowed per share, the terms, rate of interest, and other provisions upon which each Shareholder intends to make such loan or hypothecation. The Secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other Shareholders of record of this Corporation. Such notice may be delivered to such Shareholder personally, or may be mailed to the last known addresses of such Shareholders as the same may appear on the books of this Corporation. Within fifteen (15) days after the mailing or delivering of said notice to said Shareholders, any such Shareholder or Shareholders desiring to lend any part or all of the amount sought to be borrowed, as set forth in said notice, at the terms therein specified, shall deliver by mail, or otherwise, to the Secretary of this Corporation a written offer or offers to lend a certain amount of money for the term, at the rate of interest, and upon other provisions specified in said notice.

         If the total amount of money subscribed in such offers exceeds the amount sought to be borrowed, specified in said notice, each offering Shareholder shall be entitled to lend such proportion of the amount sought to be borrowed, as set forth in said notice, as the number of shares which he or she holds bears to the total number of shares held by all such Shareholders desiring to lend all or part of the amount specified in said notice.

         If the entire amount of monies sought to be borrowed, as specified in said notice, is not subscribed as set forth in the preceding paragraphs, each Shareholder desiring to lend an amount in excess of his or her proportionate share as specified in the preceding paragraph, entitled under such apportionment. If there be but one Shareholder so desiring to lend, such Shareholder shall be entitled to lend up to the full amount sought to be borrowed.

         If none, or only a part of the amount sought to be borrowed, as specified in said notice, is subscribed as aforesaid, in accordance with offers made within said fifteen (15) day period, the Shareholder desiring to borrow may borrow from any person or persons he or she may so desire as to any or all shares of stock held by him or her which have not been covered by lending Shareholders; provided, however, that said Shareholders shall not borrow any lesser amount, or any amount on term less favorable to the borrower, than those specified in said notice to the Secretary.

         Any pledge or hypothecation, or other purported transfer as security for a loan of the shares of this Corporation, shall be null and void unless the terms, conditions and provisions of these Bylaws are strictly observed and followed.

                                   ARTICLE VI
                         RECORDS - REPORTS - INSPECTION

         SECTION 1.        RECORDS.

         The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board Directors from time to time.

         SECTION 2.        INSPECTION OF BOOKS AND RECORDS.

         All books and records provided for in Sec. 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Secs. 1600 to 1602.

         SECTION 3.        CERTIFICATION AND INSPECTION OF BYLAWS.

         The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the Shareholders of the Corporation at all reasonable times during office hours, as provided in Sec. 213 of the Corporations Code.

         SECTION 4.        CHECKS, DRAFTS, ETC.

         All checks, drafts, or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 5.        CONTRACTS, ETC.  - HOW EXECUTED.

         The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

                                   ARTICLE VII
                                 ANNUAL REPORTS

         SECTION 1.        REPORTS TO SHAREHOLDERS, DUE DATE.

         The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year by the Corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article IV of these Bylaws for giving notice to Shareholders of the Corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

         SECTION 2.        WAIVER.

         The annual report to Shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with so long as this Corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the Corporation as they consider appropriate.

                                  ARTICLE VIII
                              AMENDMENTS TO BYLAWS

         SECTION 1.        AMENDMENTS BY SHAREHOLDERS.

         New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized Directors of the Corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

         SECTION 2.        POWERS OF DIRECTORS.

         Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VIII and the limitations of Sec. 204(a)(5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

         SECTION 3.        RECORD OF AMENDMENTS.

         Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE IX
                                 CORPORATE SEAL

         The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "California".

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 1.        REFERENCES TO CODE SECTIONS.

         The term "Section" or "Sec." referenced herein shall refer to the equivalent sections of the California Corporations Code effective January 1, 1977, as amended.

         SECTION 2.        REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

         Shares of other corporations standing in the name of this Corporation may be voted or represented, and all incidents thereto may be exercised on behalf of the Corporation, by the Chairman of the Board, the President or any Vice President, or the Secretary or an Assistant Secretary.

         SECTION 3.        SUBSIDIARY CORPORATIONS.

         Shares of this Corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than twenty-five percent (25%) of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

         SECTION 4.        INDEMNITY.

         (a) Right of Indemnity. To the full extent permitted by law, this Corporation shall indemnify its Directors, officers, employees and other persons described in Sec. 317(a), including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any "proceeding", as that term is used in such Section and including an action by or in the right of the Corporation, by reason of the fact that such person is or was a person described by such Section.

                  (i) An agent may not, in any circumstance, be indemnified for acts or omissions that constitute intentional misconduct, the knowing and culpable violation of the law, the absence of good faith, the receipt of an improper personal benefit, a reckless disregard or unexcused inattention to the agent's duty to act in the best interests of the Corporation and its Shareholders. In addition, an agent also may not be indemnified for any act or omission which falls under Sec. 310 or Sec. 16, or where indemnification is expressly prohibited under Sec.
317.

                  (ii) "Expenses", as used in these Bylaws, shall have the same meaning as in Sec. 317(a).

         (b) Approval of Indemnity. Upon written request to the Board by any person seeking indemnification under Sec. 317(b) or (c) the Board shall promptly determine in the Board cannot authorize indemnification because the number of Directors who are parties to the proceeding with respect to which indemnification is sought is such as to prevent the formation of a quorum of Directors who are not parties to such proceeding, the Board or the attorney or other person rendering services in connection with the defense shall apply to the court in which such proceeding is or was pending to determine whether the applicable standard of conduct set forth in Sec. 317(b) or Sec. 317(c) has been met.

         (c) Advancement of Expenses. To the full extent permitted by law and except as is otherwise determined by the Board in a specific instance, expenses incurred by a person seeking indemnification under these Bylaws in defending any proceeding covered by these Bylaws shall be advanced by the Corporation prior to the final disposition of the proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person that the advance will be repaid unless it is ultimately determined that such person is entitled to be indemnified by the Corporation therefor.

         (d) Insurance. The Corporation shall have the right to purchase and maintain insurance to the full extent permitted by law on behalf of its officers, Directors, employees and other agents of the Corporation, against any liability asserted against or incurred by an officer,

Director, employee or agent in such capacity or arising out of the officer's, Director's, employee's or agent's status as such.

         SECTION 5.        ACCOUNTING YEAR.

         The accounting year of the Corporation shall be fixed by resolution of the Board of Directors.

                CERTIFICATE OF ADOPTION OF BYLAWS BY INCORPORATOR

         The undersigned, named in the Articles of Incorporation as the Incorporator of the above-named Corporation, hereby adopts the same as the Bylaws of said Corporation.

         Executed this 31st day of July, 1997.


          /s/ Thomas Miserendino
         THOMAS MISERENDINO, Incorporator


             CERTIFICATE BY SECRETARY OF ADOPTION BY FIRST DIRECTORS

         THIS IS TO CERTIFY THAT:

         That I am the duly elected, qualified and acting Secretary of the above-named Corporation, that the foregoing Bylaws were adopted as the Bylaws of said Corporation on the date set forth above by the person named in the Articles of Incorporation as the Incorporator or first Directors of said Corporation.


         IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of July, 1997.


          /s/ Thomas Miserendino
         THOMAS MISERENDINO, Secretary


           CERTIFICATE BY SECRETARY OF ADOPTION BY SHAREHOLDERS' VOTE

         THIS IS TO CERTIFY THAT:

         I am the duly elected, qualified and acting Secretary of the above-named Corporation, and the above and foregoing code of Bylaws is a true and correct copy of the Bylaws which were submitted to the Shareholders at their first meeting and recorded in the minutes thereof, was ratified by the vote of the Shareholders entitled to exercise the majority of the voting power of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of July, 1997.



          /s/ Thomas Miserendino
         THOMAS MISERENDINO, Secretary